Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2017 RESULTS

Third quarter net income of $11.1 million or $0.39 per diluted common share

Significant capital available for deployment

- Subsequent to end of third quarter -

Declared fourth quarter 2017 dividend of $0.27 per common share

SEPTEMBER 30, 2017 FINANCIAL RESULTS

New York, NY — November 1, 2017 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported net income of $11.1 million or $0.39 per diluted common share for the third quarter of 2017. In addition, the Company announced that its Board of Directors declared a fourth quarter 2017 dividend of $0.27 per common share payable on January 16, 2018 to common stockholders of record as of December 29, 2017.

“We generated stronger third quarter earnings, as we benefitted primarily from recent investment activity along with meaningful fees that we strategically build into our loans and are triggered upon repayments,” said James A. Henderson, Chief Executive Officer, President and Chief Investment Officer of ACRE. “Although the repayments temporarily reduced our earning assets at the end of the third quarter, our investment pipeline is strong and these new investments are expected to improve our earnings levels as we head into 2018.”

THREE MONTHS ENDED SEPTEMBER 30, 2017 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended September 30, 2017, net income was $11.1 million or $0.39 per diluted common share.

•
For the three months ended September 30, 2017, new originations were $85.4 million in commitments and $79.4 million in outstanding principal and an additional $3.4 million of fundings on existing commitments. For the three months ended September 30, 2017, loan repayments totaled $181.7 million in outstanding principal.

“Going forward, we expect to broaden our investment activities by more closely capitalizing on our relevant areas of expertise across the Ares real estate and credit platforms. We expect the expansion of our investment activities will further diversify our portfolio, enhance our ability to source investments with superior relative value and enable us to deploy capital more consistently,” continued Mr. Henderson.

Capital Activities:

“Supported by our strong balance sheet, we are well positioned to deploy a portion of our available capital in accretive investments,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We believe we have the potential to further improve our earnings by reducing our funding costs and continuing to more efficiently manage our capital.”

•
In August 2017, the Company amended the revolving master repurchase facility with Metropolitan Life Insurance Company (the “MetLife Facility”) to extend the initial maturity date to August 12, 2020. The initial maturity date of the MetLife Facility is subject to two 12-month extensions, each of which may be exercised at the Company’s option, subject to the satisfaction of certain conditions, including payment of an extension fee, which, if both were exercised, would extend the maturity date of the MetLife Facility to August 12, 2022. In addition, in August 2017, the Company decreased the interest rate on advances under the MetLife Facility to a per annum rate equal to one-month LIBOR plus a spread of 2.30%.

PORTFOLIO DETAIL AS OF SEPTEMBER 30, 2017

At September 30, 2017, the Company’s portfolio totaled 36 loans held for investment totaling approximately $1.7 billion in originated commitments at closing and $1.6 billion in outstanding principal. At September 30, 2017, 55 loans totaling approximately $1.7 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of September 30, 2017
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,483.8	$1,492.5	4.8%	6.0%	1.7
Subordinated debt and preferred equity investments	59.5	60.3	10.3%	11.4%	3.2
Total loans held for investment portfolio	$1,543.3	$1,552.8	5.0%	6.2%	1.8
______________________________________________________________________________

(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective

Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of September 30, 2017 as weighted by the Outstanding Principal balance of each loan.

As of September 30, 2017, 98% of the portfolio of loans held for investment consisted of floating rate loans and 96% consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of September 30, 2017 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Office	$513.3	33%
Multifamily	469.2	30%
Self Storage	192.8	12%
Student Housing	104.3	7%
Retail	102.8	7%
Hotel	72.5	5%
Mixed-use	65.6	4%
Industrial	32.3	2%
Total	$1,552.8	100%

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Southwest	$370.3	24%
Mid-Atlantic/Northeast	306.3	20%
Southeast	296.2	19%
West	292.9	19%
Midwest	287.1	18%
Total	$1,552.8	100%

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On October 2, 2017, the Company entered into an amendment to its existing $125.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. (the “BAML Facility”). The purpose of the amendment was to, among other things, decrease the interest rate on advances under the BAML Facility to a per annum rate equal to one-month LIBOR plus a spread of 2.00%.

On October 25, 2017, the Company originated a $19.2 million senior mortgage loan on a multifamily property located in Florida. At closing, the outstanding principal balance was approximately $18.3 million. The loan has a per annum interest rate of LIBOR plus 4.00% (plus fees) and an initial term of three years.

As of October 31, 2017, the Company had approximately $190 million in capital, either in cash or in undrawn capacity expected to be available under its secured funding agreements. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $180 million in capital available to fund new loans, fund outstanding commitments on existing loans and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its secured funding agreements at a debt‑to‑equity ratio of 2.5:1, the Company would have the capacity to fund approximately $630 million of additional senior loans.
As of October 31, 2017, the total unfunded commitments for the Company’s existing loans held for investment were approximately $97 million. In addition, borrowings under the Company’s secured funding agreements were approximately $713 million, borrowings under the Company’s secured term loan was approximately $155 million and debt issued in the form of a collateralized loan obligation was approximately $273 million.

On November 1, 2017, the Company declared a cash dividend of $0.27 per common share for the fourth quarter of 2017. The fourth quarter 2017 dividend is payable on January 16, 2018 to common stockholders of record as of December 29, 2017.

THIRD QUARTER 2017 DIVIDEND

On August 3, 2017, the Company declared a cash dividend of $0.27 per common share for the third quarter of 2017. The third quarter 2017 dividend was paid on October 16, 2017 to common stockholders of record as of September 29, 2017.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, November 1, 2017, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its third quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 7700403 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through November 14, 2017 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10112894. An archived replay will also be available through November 14, 2017 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $104 billion of assets under management (“AUM”) as of June 30, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, the Company’s ability to reinvest the net proceeds of the sale of ACRE Capital Holdings LLC and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake, John Stilmar or Veronica Mendiola
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents ($8 related to consolidated VIEs as of December 31, 2016)	$28,245	$47,270
Restricted cash	379	375
Loans held for investment ($341,158 and $21,514 related to consolidated VIEs, respectively)	1,543,261	1,313,937
Other assets ($873 and $203 of interest receivable related to consolidated VIEs, respectively)	15,583	12,121
Total assets	$1,587,468	$1,373,703
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$730,228	$780,713
Secured term loan	151,761	149,878
Collateralized loan obligation securitization debt (consolidated VIE)	270,961	—
Due to affiliate	2,567	2,699
Dividends payable	7,717	7,406
Other liabilities ($374 of interest payable related to consolidated VIEs as of September 30, 2017)	3,734	3,334
Total liabilities	1,166,968	944,030

EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2017 and December 31, 2016, and 28,582,690 and 28,482,756 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	283	283
Additional paid-in capital	420,428	420,056
Accumulated deficit	(211)	(1,310)
Total stockholders' equity	420,500	419,029
Non-controlling interests in consolidated VIEs	—	10,644
Total equity	420,500	429,673
Total liabilities and equity	$1,587,468	$1,373,703

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$28,551	$20,776	$72,321	$58,455
Interest expense	(13,825)	(9,018)	(36,845)	(25,958)
Net interest margin	14,726	11,758	35,476	32,497
Expenses:
Management and incentive fees to affiliate	1,554	1,690	5,020	4,380
Professional fees	350	678	1,169	1,703
General and administrative expenses	724	690	2,006	2,099
General and administrative expenses reimbursed to affiliate	986	860	2,883	2,417
Total expenses	3,614	3,918	11,078	10,599
Income from continuing operations before income taxes	11,112	7,840	24,398	21,898
Income tax expense, including excise tax	54	161	149	168
Net income from continuing operations	11,058	7,679	24,249	21,730
Net income from operations of discontinued operations, net of income taxes	—	1,866	—	4,221
Gain on sale of discontinued operations	—	10,196	—	10,196
Net income attributable to ACRE	11,058	19,741	24,249	36,147
Less: Net income attributable to non-controlling interests	—	(1,299)	(25)	(3,876)
Net income attributable to common stockholders	$11,058	$18,442	$24,224	$32,271
Basic earnings per common share:
Continuing operations	$0.39	$0.22	$0.85	$0.63
Discontinued operations	—	0.42	—	0.51
Net income	$0.39	$0.65	$0.85	$1.13
Diluted earnings per common share:
Continuing operations	$0.39	$0.22	$0.85	$0.63
Discontinued operations	—	0.42	—	0.51
Net income	$0.39	$0.65	$0.85	$1.13
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,481,298	28,428,766	28,475,369	28,462,143
Diluted weighted average shares of common stock outstanding	28,582,690	28,513,137	28,537,723	28,536,921
Dividends declared per share of common stock	$0.27	$0.26	$0.81	$0.78

SCHEDULE I

September 30, 2017 Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended September 30, 2017 ($ in thousands):

	For the three months ended	For the twelve months ended
	September 30, 2017
	Amount	Amount
Net income attributable to common stockholders	$11,058	$32,289
Stock-based compensation	176	482
Incentive fees to affiliate	—	408
Core Earnings	$11,234	$33,179